UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K that was initially filed by Solomon Technologies, Inc. (the “Company”) on January 18, 2007 (the “Initial Form 8-K”), to restate the Item 4.02 disclosure set forth in the Initial Form 8-K. No other information in the Initial Form 8-K is amended hereby. Except as noted below, this Form 8-K/A does not reflect events occurring after the date of filing of the Initial Form 8-K or update disclosures in that report affected by subsequent events.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Compiled Interim Review

On October 27, 2006, the Company filed a registration statement on Form SB-2 (the “Registration Statement”) covering the resale of its shares of common stock for certain selling stockholders as named therein. The Registration Statement is currently under review by the Securities and Exchange Commission (the “SEC”). The Company is engaged in the process of responding to the SEC’s comments and as a result has made certain modifications to the financial statements for the quarter ended September 30, 2006, contained in the Registration Statement. These financial statements are contained in Amendment No. 1 to the Registration Statement filed with the SEC on January 11, 2007. The SEC has not yet made a final determination whether those modifications are appropriate or require further modification. The Company recognizes that it will ultimately have to amend its financial statements and accordingly is hereby notifying the public that the financial statements for the quarter ended September 30, 2006, should no longer be relied upon and that the Company will likely have to amend such financial statements in the Form 10-QSB for the quarter ended September 30, 2006 to restate such financial statements as a result of the SEC’s review. Specifically, the modifications principally relate to the valuation of the Company’s common stock and Series C preferred stock issued in connection with its acquisition of Technipower LLC. On or about January 11, 2007, the Company’s board of directors determined that the common stock issued should have been valued at $1.40 per share based on the market price of the common stock on the closing date instead of the $0.65 per share price used in its initial filing and its Form 10-QSB for the quarter ended September 30, 2006. The $0.65 per share price was based on the average of the average closing bid prices of the common stock over two 30-day periods, one ending three days before the closing and one ending two days before the closing. Further, on or about January 11, 2007, the Company’s board of directors determined that there was no beneficial conversion feature attributable to the Company’s Series C preferred stock and that dividends on the Series C preferred stock should have been accreted as the board of directors concluded that it was probable that the Company would redeem the Series C preferred stock in the near term. Such redemption price will include accrued dividends. On or about January 11, 2007, the Company also recorded a $60,000 distribution paid to a Series B preferred stockholder in March 2006 related to common stock issued to induce the holder to convert the Series B preferred stock to common stock.

On or about April 12, 2007, the Company's board of directors determined that the financial statements for the quarter ended September 30, 2006 would require further revision to recognize a liability associated with a compensation plan for two senior executives. Specifically, the Company's board of directors decided to revise the financial statements for the quarter ended September 30, 2006 to accrue $1,410,761 of compensation expense due to two senior executives pursuant to an agreement. The principal effects of the modifications described above would be to increase the accumulated deficit at September 30, 2006, by $581,132 and to increase the loss attributable to common stockholders for the quarter ended on such date by $379,522 and for the nine months ended on such date by $581,432.

The Company has been coordinating with its independent auditors to address these matters, and the audit committee of the Company’s board of directors has discussed with the independent auditors the matters disclosed in the Initial Form 8-K and this Form 8-K/A. However, the Company has not yet received approval from the SEC on proposed amendments to its financial statements and accordingly the Company cannot yet determine when it will be in a position to file its restated financial statements or what additional modifications will be required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: April 19, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer
(Principal Executive Officer)